For Immediate Release

Media Contacts:
Amy Inlow LivePerson, Inc. (212) 609-4248 ainlow@liveperson.com	Budd Zuckerman Genesis Select Corp. (303) 415-0200 budd@genesisselect.com

LivePerson Reports Second Quarter Financial Results

•	Revenue increased 29% from prior year and 4% sequentially
•	EBITDA per share of $0.10
•	Adjusted EPS of $0.06
•	GAAP EPS of $0.03

NEW YORK, NY – August 4, 2010 – LivePerson, Inc. (Nasdaq: LPSN), a leading provider of online engagement solutions that facilitate real-time assistance and expert advice, today announced financial results for the second quarter ended June 30, 2010.  Earlier today, the company also announced the expansion of its management team with several new hires who will focus primarily on key strategic initiatives.

Revenue

Revenue for the second quarter was $26.4 million, a 29% increase from the second quarter of 2009, and a 4% sequential increase as compared to the first quarter of 2010. Revenue from business operations for the second quarter was $23.0 million, a 30% increase as compared to the second quarter of 2010 and a 5% increase as compared to the first quarter of 2010.  Revenue from consumer operations for the second quarter was $3.4 million, a 19% increase as compared to the second quarter of 2009, and a 1% decrease as compared to the first quarter of 2010.

“We had a very busy second quarter with solid bookings and a record number of new large customers,” said LivePerson CEO, Robert LoCascio.  “We also expanded our executive team within the quarter, with new members who will lead some of our new strategic initiatives.  As we head into the second half of the year, global demand for our products looks strong.  Our nearly 30% annual revenue growth rate and strong operating margins continue to lead the SaaS technology sector, which is a testament to the value we continue to bring to our customers.”

Customer Expansion

LivePerson added 18 new large clients in the quarter, including:

•	VitaminShoppe.com
•	Toshiba America Information Systems, Inc.
•	One of the leading global biopharmaceutical companies
•	The world’s largest manufacturer and marketer of fitness equipment
•	A global leader in engineering, construction, and project management

The company also expanded existing business with many existing customers, including:

•	Snapfish by HP
•	The worldwide leader in software and service solutions
•	T-Mobile Holland
•	One of the world’s leading providers of communications solutions and services
•	The world’s largest media and entertainment conglomerate

Net Income

Net income for the second quarter of 2010 was $1.6 million or $0.03 per share as compared to $1.1 million or $0.02 per share in the second quarter of 2009, and net income of $2.1 million or $0.04 per share in the first quarter of 2010.

Adjusted Net Income and EBITDA

LivePerson considers adjusted net income and earnings before other income/(expense), taxes, depreciation, amortization and stock-based compensation (EBITDA) to be important financial indicators of the company's operational strength and the performance of its business. These results should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), but should not be considered as a substitute for, or superior to, GAAP results.

A reconciliation of the differences between EBITDA and adjusted net income, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Condensed Consolidated Statements of Income included below.

The difference between EBITDA per share, a non-GAAP measure, and GAAP EPS, is interest, taxes, depreciation, amortization, stock-based compensation and other non-cash charges, if any.  The difference between adjusted net income per share and GAAP EPS is amortization of intangible assets and stock-based compensation.

Adjusted net income for the second quarter of 2010 was $3.1 million or $0.06 per share, as compared to $2.8 million or $0.06 per share in the second quarter of 2009, and $3.6 million or $0.07 per share in the first quarter of 2010.

EBITDA for the second quarter of 2010 was $5.4 million or $0.10 per share, as compared to $4.4 million or $0.09 per share in the second quarter of 2009, and $6.0 million or $0.12 per share in the first quarter of 2010.

Cash

The company’s cash balance increased by $2.0 million to $52.8 million at June 30, 2010 as compared to $50.8 million as of March 31, 2010.

Financial Expectations

Following is the company’s current expectation for financial and operating performance:

Third Quarter 2010
•	Revenue of $28.0 - $28.4 million
•	EBITDA of $0.13 - $0.14 per share
•	Adjusted net income of $0.07 - $0.08 per share
•	GAAP EPS of $0.03 - $0.04
•	Fully diluted share count of approximately 53.5 million

Full Year 2010
•	Revenue of $108 - $109 million
•	EBITDA of $0.50 - $0.52 per share
•	Adjusted net income per share of $0.30 - $0.32
•	GAAP EPS of $0.16 - $0.18
•	Fully diluted share count of approximately 53 million

Other Full Year 2010 Assumptions

•	Amortization of intangibles of approximately $1.5 million
•	Stock-compensation expense of approximately $5 million
•	Depreciation of approximately $5.5 million
•	Effective tax rate of approximately 40%
•	Cash tax rate of approximately 35%
•	Capital expenditures of approximately $6.0 - $7.0 million

Stock-Based Compensation

Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	3 months ended	6 months ended
	June 30, 2010	June 30, 2010
Cost of revenue	$196	$410
Product development	327	662
Sales and marketing	277	557
General and administrative	286	544
Total	$1,086	$2,173

Amortization of Intangible Assets

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

	3 months ended	6 months ended
	June 30, 2010	June 30, 2010
Cost of revenue	$307	$613
General and administrative	83	166
Total	$390	$779

Earnings Teleconference, Twitter and Video Discussion Information
The company will discuss its second quarter 2010 financial results during a teleconference today, August 4, 2010, at 5:00 p.m. ET.  To participate, please call 877-507-3684 before 5:00 p.m. ET. International callers, please dial 706-634-9559. Please reference the conference ID “89100729.”

If you are unable to participate, the teleconference will be available for replay at 6:00 p.m. ET on August 4, 2010 until November 4, 2010. To access the replay, please call 800-642-1687 (U.S. and Canada) or 706-645-9291 (international). Please reference the conference ID “89100729.”

Please follow LivePerson on StockTwits and keep an eye on $LPSN for updates.

The company will post a video discussion of its second quarter 2010 results on YouTube. To view, click on the following link: http://www.youtube.com/user/myliveperson.

LivePerson, Inc.
Condensed Consolidated Statements of Income
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenue	$26,398	$20,541	$51,706	$40,460

Operating expenses:
Cost of revenue	7,178	5,228	13,810	9,513
Product development	3,908	3,138	7,514	5,839
Sales and marketing	8,452	6,908	16,142	13,412
General and administrative	4,175	3,157	7,967	6,679
Amortization of intangibles	83	272	166	544
Total operating expenses	23,796	18,703	45,599	35,987

Income from operations	2,602	1,838	6,107	4,473

Other (expense) income, net	(11)	44	(37)	(40)

Income before provision for income taxes	2,591	1,882	6,070	4,433

Provision for income taxes	975	748	2,318	2,028

Net income	$1,616	$1,134	$3,752	$2,405

Basic net income per common share	$0.03	$0.02	$0.07	$0.05

Diluted net income per common share	$0.03	$0.02	$0.07	$0.05

Weighted average shares outstanding used in basic net
income per common share calculation	50,921,609	47,611,657	50,383,042	47,540,614

Weighted average shares outstanding used in diluted net
income per common share calculation	53,416,706	48,650,478	52,803,871	48,301,914

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net income in accordance with generally
accepted accounting principles	$1,616	$1,134	$3,752	$2,405
Add/(less):
(a) Amortization of intangibles	390	579	779	1,158
(b) Stock-based compensation	1,086	1,118	2,173	2,279
(c) Depreciation	1,283	825	2,335	1,627
(d) Provision for income taxes	975	748	2,318	2,028
(e) Other expense (income), net	11	(44)	37	40
EBITDA (1)	$5,361	$4,360	$11,394	$9,537
Diluted EBITDA per common share	$0.10	$0.09	$0.22	$0.20

Weighted average shares used in diluted EBITDA
per common share	53,416,706	48,650,478	52,803,871	48,301,914

Net income in accordance with generally
accepted accounting principles	$1,616	$1,134	$3,752	$2,405
Add:
(a) Amortization of intangibles	390	579	779	1,158
(b) Stock-based compensation	1,086	1,118	2,173	2,279
Adjusted net income	$3,092	$2,831	$6,704	$5,842
Diluted adjusted net income per common share	$0.06	$0.06	$0.13	$0.12

Weighted average shares used in diluted adjusted net income
per common share	53,416,706	48,650,478	52,803,871	48,301,914

EBITDA	$5,361	$4,360	$11,394	$9,537
Add/(less):
(a) Changes in operating assets and liabilities	(388)	2,115	(5,451)	813
(b) Provision for doubtful accounts	15	-	15	-
(c) Provision for income taxes	(975)	(748)	(2,318)	(2,028)
(d) Deferred income taxes	(35)	(27)	(42)	297
(e) Other (expense) income, net	(11)	44	(37)	(40)
Net cash provided by operating activities	$3,967	$5,744	$3,561	$8,579

(1)  Earnings/(loss) before other income/(expense), taxes, depreciation, amortization, stock-based compensation and other non-cash charges.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	June 30, 2010	December 31, 2009

ASSETS

Current assets:
Cash and cash equivalents	$52,839	$45,572
Accounts receivable, net	12,629	10,265
Prepaid expenses and other current assets	3,845	3,661
Deferred tax assets, net	1,052	1,460
Total current assets	70,365	60,958

Property and equipment, net	11,558	9,551
Intangibles, net	2,832	2,821
Goodwill	23,920	23,920
Deferred tax assets, net	5,226	4,777
Deferred implementation costs, net of current	153	136
Security deposits	475	326
Other assets	1,794	1,792
Total assets	$116,323	$104,281

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$7,044	$5,375
Accrued expenses	8,286	10,895
Deferred revenue	4,770	4,692
Total current liabilities	20,100	20,962

Deferred revenue, net of current	629	506
Other liabilities	1,679	1,676
Total liabilities	22,408	23,144

Commitments and contingencies

Total stockholders' equity	93,915	81,137
Total liabilities and stockholders' equity	$116,323	$104,281

About LivePerson
LivePerson is a leading provider of online engagement solutions that facilitate real-time assistance and expert advice. Connecting businesses and experts with consumers seeking help on the Web, LivePerson's hosted software platform creates more relevant, compelling and personalized online experiences. Every month, LivePerson's intelligent platform helps millions of people succeed online; more than 8,000 companies, including EarthLink, Hewlett-Packard, Microsoft and Verizon, rely on LivePerson to maximize the impact of the online channel. LivePerson is headquartered in New York City.

Non-GAAP Financial Disclosure
Investors are cautioned that the EBITDA, or earnings/(loss) before other income/(expense), taxes, depreciation, amortization and stock-based compensation, and adjusted net income, or net income excluding amortization of intangible assets and stock-based compensation, information contained in this press release are not financial measures under generally accepted accounting principles. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly and annual results; the adverse effect that the global recession may have on our business; competition in the real-time sales, marketing, customer service and online engagement solutions market; risks related to the operational integration of acquisitions; risks related to new regulatory or other legal requirements that could materially impact our business; risks related to our international operations, particularly our operations in Israel, and the civil and political unrest in that region; impairments to goodwill that result in significant charges to earnings; volatility of the value of certain currencies in relation to the US dollar, particularly the New Israeli Shekel, U.K. pound and Euro;  continued use by our clients of the LivePerson services and their purchase of additional services; responding to rapid technological change and changing client preferences; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; privacy concerns relating to the Internet that could result in new legislation or negative public perception; risks related to the regulation or possible misappropriation of personal information; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; and risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.